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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) of Rhino Resource Partners LP and to the incorporation by reference therein of our report dated March 14, 2014 (except for the effects of discontinued operations as described in Note 3, as to which the date is October 10, 2014), with respect to the consolidated financial statements of Rhino Resource Partners LP included in its Current Report on Form 8-K dated October 10, 2014, and our report dated March 14, 2014, with respect to the effectiveness of internal control over financial reporting of Rhino Resource Partners LP, included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Louisville, Kentucky
October 10, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm